Recording Requested by              )
Law Offices of Gary W. Sanders      )
500 North State College Boulevard   )
Suite 1220                          )
Orange, California  92668           )
(714) 634-4211                      )

________________________________________________________________________________
                      Space above line for recorder's use


                 ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT
                      AND LESSOR'S ESTOPPEL AND CONSENT
                        ELMCREST CONVALESCENT HOSPITAL

     This Assignment and Assumption of Lease Agreement and Lessor's Estoppel and Consent ("Assignment and Consent") is made on the 31st day of May 1990, by and among Care Enterprises West, a Utah corporation ("Assignor"), Wilshire Care Center, Inc., a California corporation ("Assignee"), and Jay-Gar Associates ("Lessor"), who agree as follows:

     1. This Assignment and Consent is made with reference to the following facts and objectives:

         a. Assignor is the successor tenant under a written Lease dated November 15, 1977, by and between Lessor's predecessor in interest, Convalescent Management Corporation, as landlord and Elmcrest Convalescent Center, Inc., a California corporation (the "Original Lessee") as tenant, for the premises described therein to wit: that certain real property located at 3111 Santa Anita Avenue, El Monte, California, more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference, together with the improvements thereon, including that facility commonly known as Elmcrest Convalescent Hospital (the

"Premises"). The tenant's interest under said Lease was subsequently assigned by the Original Lessee to Sunflower Convalescent Corp. under that certain "Agreement" dated April 1, 1980 between and among Lessor, the Original Lessee Sunflower Convalescent Corp., Cecil Mayes and Robert Stanley, and was further assigned to Assignor's predecessor in interest, North American Health Care, Inc., pursuant to that certain "Assignment of Lease" dated March 25, 1981 between Sunflower Convalescent Corporation and North American Health Care, Inc. Said Lease was amended by a First Amendment to Lease dated November 15, 1977 between Convalescent Hospital Management Corp. as landlord and the Original Lessee as tenant, and was further amended under the terms of the above-referenced "Agreement" dated April 1, 1980. Further still, said Lease was amended in 1988 under the terms of an Agreement to Invalidate Exercise of Option and to Amend Lease. By execution hereof the Assignee hereby acknowledges receipt of a copy of the Lease and each Amendment.

     2. This Assignment and Consent shall be effective immediately upon execution by all parties hereto.

     3. Assignor assigns and transfers to Assignee all its right, title and interest in the Lease, and Assignee accepts the assignment and assumes and agrees to perform, as a direct obligation to Lessor, all of the provisions of the Lease from the effective date of this Assignment and Consent.

     4. Lessor's consent to this Assignment and Consent shall not operate or be construed as a consent to any subsequent assignment or subletting and shall not act as a release of Assignor's obligations under the Lease.

     5. Lessor acknowledges that Lessor now holds the sum of $16,400.00 as a security deposit under the terms of the Lease to be applied subject to the provisions of the Lease. Assignor releases all claims to that sum, and such sum shall be held by Lessor for the benefit of Assignee, subject to the provisions of the Lease and this Assignment and Consent.

     6. If any party commences an action against an other arising out of or in connection with this Assignment and Consent, the prevailing party or parties shall be entitled to recover from the losing party or parties reasonable attorneys' fees and costs of suit.

     7. Upon the effectiveness of this Assignment and Assumption of Lease Agreement, the official address for any notices to be given under the Lease shall be as follows:

Lessor:  Jay-Gar Associates
         c/o Robert M. Blakey, Esq.
         11 Golden Shore, Suite 410
         Long Beach, California  90802

Tenant:  Wilshire Care Center, Inc.
         _________________
         _________________

         with a copy to:

         Care Enterprises West
         2742 Dow Avenue
         Tustin, California  92680
         Attn:  General Counsel

     8. Subject to the provisions of the Lease, this Assignment and Consent shall be binding on and inure to the benefit of the parties and their successors and assigns.

     Executed as of the date first written above.



ASSIGNOR:                                    ASSIGNEE:

CARE ENTERPRISES WEST,                       WILSHIRE CARE CENTER,
a Utah corporation                           INC., a California corporation


By:  /s/ [SIGNATURE ILLEGIBLE]               By:  /s/ Robert Stanley
     ----------------------------                 ----------------------------
Its:                                         Its:     President

BY:  /s/ [SIGNATURE ILLEGIBLE]               By:  /s/ Claire Padama
     ----------------------------                 ----------------------------
Its:                                         Its:    Secretary

STATE OF CALIFORNIA          )
                             )
COUNTY OF ORANGE             )

     On May 21, 1990 before me, the undersigned, a Notary Public in and for said State, personally appeared Douglas Drumwright personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within Instrument as the _________________ President, and Charles Mack personally known to me on the basis of satisfactory evidence to be the person who executed the within instrument as the _________________ Secretary of the Corporation that executed the within instrument and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

     WITNESS my hand  and official seal.

[SEAL]                               /s/ Reid A. Shibata
                                     ------------------------------
                                     NOTARY PUBLIC

STATE OF CALIFORNIA      )
                         )
COUNTY OF ORANGE         )

     On 5-21-90, before me, the undersigned, a Notary Public in and for said State, personally appeared Robert Snukal personally known to me or proved to me on the basis of satisfactory evidence to be the person who executed the within Instrument as the _________________ President, and Claire Padama personally known to me on the basis of satisfactory evidence to be the person who executed the within instrument as the _______________ Secretary of the Corporation that executed the within instrument and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

     WITNESS my hand and official seal.

[SEAL]                               /s/ Lorraine Asselin
                                     ------------------------------
                                     NOTARY PUBLIC

                         LESSOR'S ESTOPPEL AND CONSENT


     Lessor hereby certifies to the Assignor and the Assignee that the following information is true and correct as of the date hereof:

     1. The Lease remains in full force and effect and has not been further amended or modified. Prior to this Assignment and Consent, Assignor is the current tenant under the Lease.

     2. No default by the Assignor under the Lease has occurred and is continuing which, with the giving of notice or the lapse of time or both, will constitute a default thereunder on the part of Assignor. Lessor is not in default in the performance or observance of any of its obligations under the Lease.

     3. The rent and all other charges payable by the Assignor under the terms of the Lease for the period through May 1990 have been paid.

     4.  Lessor is the fee owner of the leased premises.

     5. Assignor has no claim against Lessor for any security deposit or prepaid rent except as provided in Paragraph 6 of this Consent and except for a security deposit in the amount of $16,400.

     6. Lessor hereby consents to the assignment by Assignor to Assignee of Assignor's interests under the Lease and consents to Assignee becoming the tenant thereunder, pursuant to the terms of this Assignment and Consent.

     Executed as of the date first above written:


                                   LESSOR:

                                   JAY-GAR ASSOCIATES,
                                     a limited partnership

                                   /s/ Gary Kading
                                   ------------------------------
                                   By:  General Partner

STATE OF CALIFORNIA      )
                         )
COUNTY OF LOS ANGELES    )

       On this 11th day of May, in the year 1990, before me, the undersigned, a Notary Public in and for said State, personally appeared Gary Kading, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person that executed this instrument, on behalf of the partnership and acknowledged to me that the partnership executed it.

      WITNESS my hand and official seal.

[SEAL]                                       /s/ Diane Popovich
                                             -----------------------
                                             NOTARY PUBLIC



STATE OF CALIFORNIA      )
                         )
COUNTY OF  LOS ANGELES   ) SS.

On this 11/th/ day of May, in the year 1990, before me, the undersigned, a Notary Public in and for said County and State, personally appeared JACK JAY JACOBS, personally known to me (or proved to me on the basis of satisfactory evidence) to be general partners of the partnership that executed the within instrument, and acknowledged to me that such partnership executed the same.

Signature /s/ Diane Popovich                                [SEAL]
          -------------------------
            DIANE POPOVICH
-----------------------------------
      Name (Typed or Printed)
Notary Public in and for said County and State

                                                        FOR NOTARY SEAL OR STAMP

                                   EXHIBIT A

DESCRIPTION: COUNTY OF LOS ANGELES, STATE OF CALIFORNIA.

PARCEL 1:

That portion of fractional Southwest quarter of the Southwest quarter of Section 21, Township 1 South, Range 11 West, San Bernardino Meridian in the city of El Monte, according to the official plat of said land filed in the District Land Office January 7, 1868, described as follows:

Beginning at the Northeasterly corner of Lot 13 of the William Slack Tract, as per map recorded in Book 16 Page 69 of Maps, in the office of the county recorder of said county; thence along the Northerly line of said Lot 13, South 85 degrees 59' 50" West 104.06 feet to the true point of beginning, thence North 0 degrees East 180.00 feet to the most Westerly Southwesterly corner of the land described in the deed to the medical center of El Monte, recorded on December 5, 1951 as Instrument No. 743 in Book 37774 Page 172, Official Records of said county; thence along the lines of said land, South 89 degrees 39' 35" East 60.00 feet; thence parallel with the Westerly line of the land shown as Parcel 1 on Licensed Surveyor's Map filed in Book 29 Page 38 of Record of Surveys of said county, South 0 degrees 22' 15" West to a point in the Northerly line of said Lot 13 of the William Slack Tract; thence along said Northerly line, South 85 degrees 59' 50" West 60.00 feet, more or less to the true point of beginning.

PARCEL 2:

That portion of fractional Southwest quarter of the Southwest quarter of Section 21, Township 1 South, Range 11 West, San Bernardino Meridian, in

                                     LEASE
                                     -----

    THIS LEASE is made November 15, 1977, between CONVALESCENT HOSPITAL MANAGEMENT CORPORATION, a California corporation, successor by merger with ELMCREST CONVALESCENT HOSPITALS, INC. ("Landlord") and ELMCREST CONVALESCENT CENTER, INC., a California corporation ("Tenant") who agree as follows:

    RECITALS: This lease is made with reference to the following facts and objectives:

        A. Landlord is the owner of the premises and personal property described in paragraph 1 below.

        B. Tenant desires to lease the premises and personal property from Landlord pursuant to the provisions stated in this lease.

        C. Tenant wishes to lease the premises and personal property for purposes of operating a ninety-six (96) bed skilled nursing facility.

    1.  Description:  Landlord leases to Tenant and Tenant leases from Landlord
        -----------
the real property described in Exhibit A attached hereto, commonly known as ELMCREST CONVALESCENT HOSPITAL, (the "Premises") and that certain personal property located or hereafter located on the premises and described in Exhibit B attached hereto (the "personal property").

    2.  Term:  The term of this lease shall be for approximately twenty (20)
        ----
years expiring, unless sooner terminated, at midnight, December 31, 1997. The date on which this lease becomes effective, as set forth in paragraph 30 hereof, shall be the "commencement date" of the term of this lease. Upon determination of the commencement date, the same shall be inserted in the blank space provided below in this paragraph and shall be initialed by the parties hereto.

        The commencement date of this lease is __________ .

    3.  Acceptance of Premises:  Tenant's taking possession of the premises on
        ----------------------
commencement of the term shall constitute Tenant's acknowledgement that the premises are in good condition.

    4.  Rent:
        ----

        A. Tenant shall pay to Landlord a minimum monthly rent, without deduction, setoff, prior notice or demand, as follows: $8,200.00 per month

        B. The monthly rental designated is for a calendar month. Rental is due on the 25th day of each month; however, rent for the month in which the term of this lease commences shall be due on the commencement date. If the lease term commences on a day other than the first day of a month, minimum monthly rent for such partial month shall be prorated at the rate of 1/30th of the minimum monthly rent per day.

        C. All rent shall be paid to Landlord at the address to which notices to Landlord are given.

        D. Minimum monthly rental hereunder shall be adjusted in accordance with the following:

            (1)  As used herein:

                 (a) "Index" shall mean the revised Consumer Price Index for Urban Wage Earners, etc., all items - Series A, Los Angeles-Long Beach, California 1967=100 published by the Bureau of Labor Statistics of the U. S. Department of Labor;

                 (b) "Base Date" shall mean commencement date;

                 (c) "Adjustment Date" shall mean each third anniversary of the Base Date, except the first adjustment date which shall be the fifth anniversary of the Base Date;

                 (d) "Percentage Increase of Index" shall mean the percentage of increase in the Index on the adjustment date equal to a fraction the numerator of which shall be the Index on such Adjustment date less the Index on the Base Date and the denominator of which shall be the Index on the Base Date;

                 (e) "Percentage Increase of Medi-Cal shall mean the percentage of increase in the daily bed rate applicable to a ninety-six (96) bed skilled nursing facility established pursuant to the provisions of the Medi-Cal Act, Sections 14000 et. seq., of the Welfare and institutions of California, in excess of the daily bed rate applicable to the premises on the base date, equal to a fraction the numerator of which shall be the applicable daily bed rate on such Adjustment Date less the daily bed rate on the Base Date and the denominator of which shall be the daily bed rate on the Base Date.

            (2) The minimum monthly rental set forth hereinabove shall be increased on each Adjustment Date by an amount equal to said minimum monthly rental amount multiplied by (1) the Percentage Increase of Index, or (2) the Percentage Increase of Medi-Cal rate, whichever percentage is lesser. In no case shall the minimum monthly rent be less than the applicable minimum monthly rent set forth in subparagraph A above. And in no case shall the increase of minimum monthly rent on any adjustment date exceed $600.00 per month.

            (3) In the event the Index shall hereafter be Converted to a different standard reference base or otherwise revised, the determination of the Percentage Increase of the Index shall be made with the use of such conversion factor, formulae or table for converting the Index as may be published by the Bureau of Labor Statistics, or if the Bureau shall not publish the same, then with the use of such conversion factor, formulae or tables as may be published by the Irving Fisher Index or any other nationally recognized publisher of similar statistical information.

            (4) In the event that the program of compensation under the Medi-cal Act is modified, or if the Act is superseded by other legislation, the Percentage Increase of Medi-Cal Rate shall be determined by substituting therefor a number reasonably related to the modification or change in the law so as to most nearly reflect the intent of the parties as of the date of execution of this lease. Any dispute regarding same shall be determined by arbitration in accordance with the then prevailing rules of the American Arbitration Association. However, if the Medi-Cal program existing at the commencement date changes to a form of cost reimbursement program under which rental, as a specific item, is limited to a specific maximum amount, rental hereunder shall be that maximum amount as the same may exist from time to time but not less than $8,200.00 per month.

        E. Tenant acknowledges that late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the premises. Therefore, if any installment of rent due from Tenant is not received by Landlord when due, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord. No late charge shall accrue unless and until Tenant is in default as provided in paragraph 16 hereof.

        F. The monthly rental provided above shall be in addition to and over and above all other payments to be made by Tenant as hereinafter provided. It is the purpose and intent of Landlord and Tenant that the rental provided herein shall be absolutely net to Landlord so that this lease shall yield net to Landlord the rent specified above in each month during the term of this lease. Excluding secured obligations of Landlord affecting the premises and/or personal property, all costs, expenses and obligations of every kind and nature whatsoever relating to the premises and personal property which may arise or become due during or out of the term or any renewal term of this lease shall be paid by Tenant and Landlord shall be indemnified and saved harmless by Tenant from and against the same.

    5.  Security Deposit:  On the commencement date of this lease, Tenant shall
        ----------------
deposit with Landlord $16,400.00, which shall serve as a security deposit for the performance by Tenant of the provisions of this lease. If Tenant is in default, Landlord can use the security deposit, or any portion of it, to cure the default or to compensate Landlord for all damage sustained by Landlord resulting from Tenant's default. Tenant shall immediately on demand pay the Landlord a sum equal to the portion of the security deposit expended or applied by Landlord as provided in this paragraph so as to maintain the security deposit in the total sum of the security deposit, ($16,400.00). If Tenant is not in default at the expiration or termination of this lease, Landlord shall return the security deposit to Tenant.

Landlord's obligations with respect to the security deposit are those of a debtor and not a trustee. Landlord can maintain the security deposit separate and apart from Landlord's general funds, or can comingle the security deposit with Landlord's general and other funds.

          Landlord shall not be required to pay Tenant interest on the security deposit.

    6.  Taxes and Assessments:
        ---------------------

        A. Personal Property Taxes: Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges ("personal property taxes") that are levied and assessed against the personal property installed or located in or on the premises, and that become payable during the term. Tenant shall furnish Landlord with satisfactory evidence of these payments promptly following such payments.

        B. Real Property Taxes: Tenant shall pay all real property taxes and general and special assessments ("real property taxes") levied and assessed against the premises during the term.

        C. Landlord shall use its best efforts to cause the tax bills to be sent directly to Tenant from the tax collector. Should Landlord not be able to make such arrangements, Landlord shall each year notify Tenant of the real property taxes and personal property taxes, and immediately on receipt of the tax bill(s) shall furnish Tenant with a copy thereof. Tenant shall pay the respective taxes not later than three (3) days before the taxing authority's delinquency date as to each installment, and shall furnish Landlord with satisfactory evidence of these payments promptly following such payments.

        D. If Landlord's lender requires Landlord to impound real property taxes on a periodic basis during the term, Tenant, on notice from Landlord indicating this requirement, shall pay a sum of money toward its liability under this paragraph to Landlord on a periodic basis in accordance with the lender's requirements. Landlord shall impound the tax payments received from Tenant in accordance with the requirements of lender. Further, in the event that Tenant defaults in the payment of any installment of taxes Tenant shall, upon written demand of Landlord, deposit with Landlord on the first day of each month a sum equal to 1/11 of the total real property taxes assessed against the premises for the last preceding tax year, and/or 1/11 of total personal property taxes assessed against the personal property for the last preceding tax year, which sums shall be used solely by Landlord toward payment of such taxes.

        E. Tenant's liability to pay real and personal property taxes shall be prorated on the basis of a 365 day year to account for any fractional portion of a fiscal tax year included in the term at its commencement and expiration.

        F. Tenant at its cost shall have the right, at any time, to seek a reduction in the assessed valuation of the premises or to contest any real property taxes that are to be paid by Tenant. If Tenant seeks a reduction or contests the real property taxes, the failure on Tenant's part to pay the real property taxes shall not constitute a default as long as Tenant complies with the provisions of this subparagraph F.

          Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any law require that the proceeding or contest be brought by or in the name of Landlord or any owner of the premises. In that case Landlord shall join in the proceeding or contest or permit it to be brought in Landlord's name as long as Landlord is not required to bear any cost. Tenant, on final determination of the proceeding or contest, shall immediately pay or discharge any decision or judgment rendered, together with all costs, charges, interest, and penalties incidental to the decision or judgment.

          If Tenant does not pay the real property taxes when due and Tenant seeks a reduction or contests them as provided in this subparagraph F, before the commencement of the proceeding or contest Tenant shall furnish to Landlord a surety bond issued by an insurance company qualified to do business in California. The amount of the bond shall equal 125% of the total amount of real property taxes in dispute. The bond shall hold Landlord and the premises harmless from any damage arising out of the proceeding or contest and shall insure the payment of any judgment that may be rendered. In lieu of a surety bond Tenant may provide other security satisfactory to Landlord, at Landlord's sole discretion.

        G. Tenant shall, in addition to all other sums, pay all fees for inspection and examination of the premises from and after the commencement of the term, charged by any public authority having jurisdiction therein. In addition, Tenant shall reimburse Landlord for any and all business taxes imposed upon Landlord by the State of California and/or any political subdivision thereof which is based or measured, in whole or in part, by rents received or other amounts charged by Landlord under this lease; provided, however, that Tenant shall only be responsible for the amount of such business tax actually paid by Landlord. Tenant shall not be required to pay any municipal, county, state, or federal income or franchise taxes of Landlord, or any municipal, county, state, or federal estate, succession, inheritance, or transfer taxes of Landlord.

        H. Tenant shall not be required to pay any municipal, county, state, or federal income or franchise taxes of Landlord, or any municipal, county, state, or federal estate, succession, inheritance, or transfer taxes of Landlord. If at any time during the term the State of California or any political subdivision of the state, including any county, city, city and county, public corporation, district, or any other political entity or public corporation of this state, levies or assesses against Landlord a tax, fee, or excise on rents, on the square footage of the premises, on the act of entering into this lease, or on the occupancy of Tenant, or any other tax, fee, or excise, however described, as a direct substitution in whole or in part for, or in addition to, any real property taxes, Tenant shall pay before delinquency that tax, fee, or excise on rents. Tenant's share of any such tax, fee, or excise shall be substantially the same as Tenant's proportionate share of real property taxes as provided in this lease.

     7.   Use:
          ---

          A. Tenant shall use the premises for a licensed skilled nursing facility and for no other use without Landlord's consent. Landlord agrees not to unreasonably withhold its consent to related healthcare uses.

          B. Tenant's use of the premises as provided in this lease shall be in accordance with the following:

               (1) Tenant shall not do, bring, or keep anything on or about the premises that will cause a cancellation of any insurance covering the premises.

               (2) Tenant shall cause the premises to be and remain licensed by the appropriate governmental agency as a skilled nursing facility (or other use to which Landlord has consented) containing the maximum number of beds legally available under license, and shall maintain such license during the term of this lease. Tenant shall cause the premises to conform to the requirements and provisions of all applicable laws, rules, regulations and ordinances concerning the premises or Tenant's use of the premises including, without limitation, the obligation at Tenant's cost to alter, maintain or restore the premises in compliance and conformity with all laws relating to the condition, use or occupancy of the premises during the term. Tenant shall deliver to Landlord promptly following receipt of same
     (1), copies of all inspection reports by applicable governmental agencies and/or their intermediaries together with Tenant's plan of correction (where applicable) as to each such report; and (2), copies of all complaints by patients, together with copies of all documents and correspondence relating thereto.

               (3) Tenant shall not use the premises in any manner that will constitute waste, nuisance, or unreasonable annoyance to owners or occupants of adjacent properties.

               (4) Tenant shall not do anything on the premises that will cause damage to the premises. The premises shall not be overloaded. No machinery, apparatus or other appliance shall be used or operated in or on the premises that will in any manner injure, vibrate or shake the premises.

               (5) Tenant shall make all payrolls promptly when due, respecting all personnel at the premises; and shall file all payroll tax returns and pay such taxes promptly and before delinquency.


     8.   Maintenance:
          ------------

          A. Except as expressly provided otherwise in this lease, Tenant shall, at its sole cost and expense, maintain the premises including the building and improvements thereon, the parking area and service areas, the approaches thereto and appurtenances thereof, including all adjacent sidewalks and alleys, in good order and repair during the term of this lease. Landlord shall not have any responsibility to maintain the premises. Tenant waives the provisions of Civil Code (S)(S)1941 and 1942 with respect to Landlord's obligation for tenantability of the premises and Tenant's right to make repairs and deduct the expenses of such repairs from rent.

        B. Tenant shall, at its sole cost and expense, during the term of this lease keep and maintain all the personal property in good order and repair. Tenant shall have the right to install on the premises any and all equipment and fixtures which Tenant desires to install thereon and which are necessary or convenient to Tenant's use of the premises as a skilled nursing facility. All such property so installed by Tenant (other than as replacements for personal property as provided below) shall be and remain Tenant's property and may be removed by Tenant as provided in this lease. Tenant shall not remove the personal property or any part thereof from the premises without the prior written consent of Landlord. Tenant shall replace with suitable substitutes any worn out or broken items of personal property as the same may occur from time to time throughout the term of this lease, at Tenant's expense. Items so replaced by Tenant shall become the property of Landlord. Tenant agrees, upon written request from Landlord, to execute for filing a form UCC-l Financing Statement listing Tenant as "debtor" and Landlord as "secured party" with respect to the personal property on the premises and listed on Exhibit B.

        C. Tenant accepts the premises and personal property in their "as is" condition and Tenant shall make all repairs, alterations, replacements and additions necessary to obtain and maintain licensing as a skilled nursing facility and certification of the facility as a provider under Medi-Cal and Medicare legislation during the entire term of this lease.

     9.   Alterations: Tenant shall not make any alterations to the premises
          -----------
without Landlord's prior consent. Any alterations made shall remain on and be surrendered with the premises on expiration or termination of the term, except that Landlord can elect within thirty (30) days before expiration of the term, or within five (5) days after the termination of the term, to require Tenant to remove any alterations that Tenant has made to the premises unless otherwise agreed by Landlord at the time the alteration is approved. If Landlord so elects, Tenant at its cost shall restore the premises to the condition designated by Landlord in its election, before the last day of the term, or within thirty (30) days after notice of election is given, whichever is later. Landlord shall notify Tenant at the time any consent by Landlord is given as to whether Landlord shall require removal at expiration of the term.

          If Tenant makes any alterations to the premises as provided in this paragraph, the alterations shall not be commenced until five (5) days after Landlord has received notice from Tenant stating the date the installation of the alterations is to commence so that Landlord can post and record an appropriate notice of nonresponsibility.

     10.  Mechanics' Liens: Tenant shall pay all costs for construction done by
          ----------------
it or caused to be done by it on the premises as permitted by this lease. Tenant shall keep the premises free and clear of all mechanics' liens resulting from construction done by or for Tenant.

          Tenant shall have the right to contest the correctness or the validity of any such lien if, immediately on demand by

Landlord, Tenant procures and records a lien release bond issued by a corporation authorized to issue surety bonds in California in an amount equal to one and one-half times the amount of the claim of lien. The bond shall meet the requirements of Civil Code Section 3143 or any successor statutes thereto and shall provide for the payment of any sum that the claimant may recover on the claim (together with costs of suit, if it recovers in the action).

     11.  Utilities and Services: Tenant shall make all arrangements for and pay
          ----------------------
for all utilities and services furnished to or used by it, including, without limitation, gas, electricity, water, telephone service, and trash collection, and for all connection charges.

     12.  Indemnity and Exculpation; Insurance:
          ------------------------------------

          A. This lease is made upon the express condition that Landlord is to be free from all liability and claims for damages (except for breach of lease by Landlord or its willful conduct or omission), by reason of any injury to any person or persons, including Tenant, or property of any kind whatsoever and to whomsoever belonging, including Tenant, from any cause or causes, while in, upon, or in any way connected with the premises and all portions thereof, the sidewalks adjacent thereto, and the personal property thereon, during the term of this lease, or any extension hereof, or occupancy thereof by Tenant. Subject to the terms of this lease (and except for breach of lease by

Landlord or its willful conduct or omission), Tenant hereby agrees, during the term of this lease, to indemnify and save Landlord harmless from and against any and all claims, demands, obligations, liabilities, cause or causes of action by reason of the condition, the use or misuses of the personal property, and/or the condition of the premises and the approaches and appurtenances thereto, including all adjacent sidewalks, alleys, and the parking area.

        B. Tenant hereby agrees that Landlord shall not be liable, except for Landlord's breach of this lease or its willful conduct or omission, for injury to Tenant's business or any loss of income therefrom or for damages to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, patients, customers, or any other person in or about the premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents, invitees, or patients, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, or from any other cause, whether the said damage or injury results from conditions arising upon the premises or elsewhere and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant.

        C. Tenant at its cost shall take out and keep in force during the term of this lease public liability and property damage insurance, malpractice insurance, and owned and non-owned automobile liability insurance in an amount not less than $1,000,000.00 combined single limits, insuring against all liability of Tenant and its authorized representatives arising out of and in connection with Tenant's use or occupancy of the premises, and insuring Landlord with respect to the ownership, maintenance, operation and use or occupancy of the premises, including the sole negligence and strict liability of Landlord. All such insurance shall insure performance by Tenant of the indemnity provisions of this paragraph. Both parties shall be named as additional insureds, and, the policy shall contain cross-liability (if readily obtainable in the market), personal injury and contractual liability endorsements.

        D. Not more frequently than each three (3) years, if, in the opinion of Landlord's lender or of the insurance consultant retained by Landlord, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by either Landlord's lender or Landlord's insurance consultant.

        E. Tenant at its cost shall maintain on all its personal property, tenant's improvements, and alterations, in, on, or about the premises, a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least 100% of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property or the restoration of tenant's improvements or alterations.

        F. Tenant at its cost shall maintain on all the personal property described on Exhibit B, and all replacements thereof, and on the building and other improvements that are a part of the premises, during the term of this lease, a policy or policies of fire insurance with vandalism and malicious mischief special extended coverage (not applicable to personal property), sprinkler leakage and earthquake sprinkler leakage endorsements. The property to be insured under this paragraph shall be continually insured to value (not less that 90% average clause, 25% for sprinkler leakage and earthquake sprinkler leakage), and the policy or policies shall be written to provide replacement cost insurance. The insurance policy or policies shall be issued in the names of Landlord, Tenant, and Landlord's lender, as their interests appear. In case this lease is terminated, the insurance policy and all rights under it or the insurance proceeds shall be assigned to Landlord at Landlord's election, and Tenant shall be credited with pro rata returned premiums and dividends. Tenant shall pay the premiums for maintaining the insurance required hereunder while the lease is in force. If Landlord's lender requires Landlord to impound insurance premiums on a periodic basis during the term, Tenant, on notice from Landlord indicating this requirement, shall pay a sum of money toward its liability under this paragraph to Landlord on a periodic basis in accordance with the lender's requirements. Landlord shall impound the insurance premiums received from Tenant in accordance with the requirements of the lender.

        G. In order to assure that the building and other improvements to be insured hereunder are continually insured to value with replacement cost insurance, the full replacement value of the insurable improvements shall be determined by the company issuing the insurance policy at the time the policy is initially obtained. Not more frequently than once every three years either party shall have the right to notify the other party that it elects to have the replacement value redetermined by an insurance company, or by appraisal. The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance industry and each party shall be promptly notified of the results by the company. The insurance policy shall be adjusted according to the determination.

          If the insurance company refuses to redetermine value upon request, then the parties shall engage a qualified appraiser to determine full replacement value of the insurable improvements, the cost of which shall be paid by Tenant.

     H. Tenant at its cost shall maintain rent or rental value fire insurance including extended coverage, vandalism and malicious mischief special extended coverage, sprinkler leakage and earthquake sprinkler leakage endorsements in an amount equal to twelve (12) months rent, as the same may be adjusted from time to time, plus the estimated annual cost of taxes and the annual premiums for insurance policies required to be carried by Tenant hereunder. Such insurance shall name Landlord and Tenant as coinsureds as their respective interests may appear and shall provide for monthly payments to Landlord to the extent of Tenant's monthly obligations hereunder plus such amounts of ????? and insurance premiums as would be payable to Landlord if the ???? were being impounded monthly.

     I. The parties release each other, and their respective authorized representatives, from any claims for damage to any portion or to the premises and to the fixtures, personal property, Tenant's improvements and alterations of either Landlord or Tenant in or on the premises that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.

          Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this lease. If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

        J.  All the insurance required under this lease shall:

            (1) Be issued by insurance companies authorized to do business in the State of California, with a policy-holders and financial rating of at least A:Class Xl status as rated in the most recent edition of Best's Key-Rating Guide;

            (2) Be issued as a primary policy; however, Tenant may carry the insurance under blanket policy if the policy specifically provides that the amount of insurance required under this lease will be in no way prejudiced by other losses covered by the policy; and

            (3) Contain an endorsement requiring thirty (30) days written notice from the insurance company to both parties and Landlord's lender before cancellation or change in the coverage, scope, or amount of any policy; but if not obtainable, ten (10) day notice shall be acceptable.

        K. Each policy, or a certificate of the policy together with evidence of payment of premiums, shall be deposited with Landlord at the commencement date, and on renewal of the policy not less that twenty (20) days before expiration of the term of the policy.

        L. Deductible provisions contained in any insurance policy required by this lease shall be for the account of and payable by Tenant.

     13.  Destruction
          -----------

          A. If, during the term, the premises are totally or partially destroyed from a risk covered by the insurance described in paragraph 12, rendering the premises totally or partially inaccessible or unusable, Tenant shall restore the premises to substantially the same condition as they were in immediately before destruction, whether or not the insurance proceeds are sufficient to cover the actual cost of restoration. Such destruction shall not terminate this lease. If the existing laws do not permit the restoration, either party can terminate this lease immediately by giving notice to the other party.

          B. If, during the term, the premises are totally or partially destroyed from a risk not covered by the insurance described in paragraph 12, rendering the premises totally or partially inaccessible or unusable, Tenant shall restore the premises to substantially the same condition as they were in immediately before destruction. Such destruction shall not terminate this lease. If the existing laws do not permit the restoration, either party can terminate this lease immediately by giving notice to the other party. If the cost of restoration exceeds $10,000.00, Tenant can elect to terminate this lease by giving notice to Landlord within fifteen (15) days after determining the restoration cost and replacement value. If Tenant elects to terminate this lease, Landlord, within fifteen (15) days after receiving Tenant's notice to terminate, can elect to pay the difference between $10,000.00 and the actual cost of restoration, in which case Tenant shall restore the premises. On Landlord's making its election to contribute, each party shall deposit immediately the amount of its contribution with the insurance trustee provided for in subparagraph D. If the destruction does not exceed $10,000.00, Tenant shall immediately deposit the cost of restoration with the insurance trustee as provided in subparagraph D.

        C. If, during the term, the premises are destroyed from a risk covered by the insurance described in paragraph 12, and the total amount of loss does not exceed $2,500.00, Tenant shall make the loss adjustment with the insurance company insuring the loss. The proceeds shall be paid directly to Tenant for the sole purpose of making the restoration of the premises in accordance with subparagraph F.

        D. If, during the term, the premises are destroyed from a risk covered by the insurance described in paragraph 12, and the total amount of loss exceeds $2,500.00, Tenant shall, with Landlord's approval, make the loss adjustment with the insurance company insuring the loss, and on receipt of the proceeds, the parties shall immediately pay them to Safeco Title Insurance Company ("insurance trustee") or such other company as the parties may agree upon to act as insurance trustee hereunder.

        E. If the premises are destroyed from a risk not covered by the insurance described in paragraph 12, and Tenant has the obligation to restore the premises as provided in subparagraph B of this paragraph, both parties shall deposit with the insurance trustee their respective contributions toward the cost of restoration. All sums deposited with the insurance trustee

(including insurance proceeds) shall be held for the following purposes and the insurance trustee shall have the following powers and duties:

             (1) The sums shall be paid in installments by the insurance trustee to the contractor retained by Tenant as construction progresses, for payment of the cost of restoration. A 10% retention fund shall be established that will be paid to the contractor on completion of restoration, payment of all costs, expiration of all applicable lien periods, and proof that the premises are free of all mechanics' liens and lienable claims.

             (2) Payments shall be made on presentation of certificates or vouchers from the architect, engineer, or other inspection agency retained by Tenant showing the amount due. If the insurance trustee, or Landlord, in its reasonable discretion, determines that the certificates or vouchers are being improperly approved, either shall have the right to appoint an architect, engineer, or inspection agency to supervise construction and to make payments on certificates or vouchers approved by such person retained by the insurance trustee. The reasonable expenses and charges of the person retained by the Landlord or insurance trustee shall be paid out of the trust fund.

             (3) If after deposit by the parties of all sums required by this paragraph, the sums held by the insurance trustee are not sufficient to pay the actual cost of restoration, Tenant and/or Landlord (as applicable) shall deposit the amount of the deficiency with the insurance trustee within twenty (20) days after request by the insurance trustee indicating the amount of the deficiency.

             (4) Insurance proceeds not disbursed by the insurance trustee after restoration has been completed and final payment has been made to Tenant's contractor shall be delivered within fifteen (15) days (after demand made by either party on the insurance trustee, with a copy to Landlord's lender) by the insurance trustee to Landlord's lender and shall be applied by Landlord's lender to reduce the loan.

             (5) Any undisbursed funds after compliance with the provisions of this paragraph shall be delivered to Landlord. All actual costs and charges of the insurance trustee shall be paid by Tenant from the insurance proceeds to the extent such sums are available.

             (6) If the insurance trustee resigns or for any reason is unwilling to act or continue to act, Landlord shall substitute a new trustee in the place of the designated insurance trustee. The new trustee shall be a company engaged in the business of construction disbursement control, or a trust company, doing business in the County of Los Angeles.

        F. Promptly following the date that Tenant is obligated to restore the premises, Tenant at its cost shall prepare final plans and specifications and working drawings complying with applicable laws that will be necessary for restoration of the premises. The plans and specifications and working drawings shall be subject to approval by Landlord. Landlord shall have thirty (30) days after receipt of the plans and specifications and working drawings to either approve or disapprove the plans and specifications and working drawings and return them to Tenant. If Landlord disapproves the plans and specifications and working drawings, Landlord shall notify Tenant of its objections and Landlord's proposed solution to each objection. Tenant acknowledges that the plans and specifications and working drawings shall be subject to approval of the appropriate government bodies and that they will be prepared in such a manner as to obtain that approval.

        G.   The restoration shall be accomplished as follows:

             (1) Tenant shall complete the restoration within 120 working days after final plans and specifications and working drawings have been approved by the appropriate government bodies and all required permits have been obtained (subject to a reasonable extension for delays resulting from causes beyond Tenant's reasonable control).

             (2) Tenant shall retain a licensed contractor that is bondable. The contractor shall be required to carry public liability and property damage insurance, standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, during the period of construction. Such insurance shall contain waiver of subrogation clause in favor of Landlord and Tenant.

             (3) Tenant shall notify Landlord of the date of commencement of the restoration at least ten days before commencement of the restoration to enable Landlord to post and record notices of nonresponsibility. The contractor retained by Tenant shall not commence construction until a completion bond and a labor and materials bond have been delivered to Landlord to insure completion of the construction.

             (4) Tenant shall accomplish the restoration in a manner that will cause the least inconvenience, annoyance, and disruption of the premises.

             (5) On completion of the restoration Tenant shall immediately record a notice of completion in the county in which the premises are located.

             (6) The restoration shall not be commenced until sums sufficient to cover the cost of restoration are placed with the insurance trustee as provided in subparagraph E.

        H. In case of destruction, there shall be no abatement or reduction of rent.

        I. If destruction to the premises occurs during the last year of the term, Landlord can terminate this lease by giving notice to Tenant not more than thirty (30) days after the destruction.

        J. Tenant waives the provisions of Civil Code 1932(2) and Civil Code 1933(4) with respect to any destruction of the premises.

        K. The provisions of this paragraph assume that the insurance proceeds, in the event of an insurable loss, are made available to the parties for the purpose of restoration of the premises. In the event that Landlord's lender refuses to make the proceeds available for such purpose, having the right to do so, and/or as a condition of making the proceeds available, alters the terms of any obligations secured by mortgage or deed of trust affecting the premises so as to materially change the cost of or the manner in which such obligation may be paid or discharged, Landlord shall have the right to terminate this lease by giving notice to Tenant not more than fifteen (15) days after determination of such condition(s).


        14.  Condemnation:
             ------------

             A. Wherever used in this paragraph, the following words shall have the definitions and meanings hereinafter set forth:

                (1) "Condemnation": Any action or proceeding brought for the purpose of any taking of the fee of the premises or any part thereof by competent authority as a result of the exercise of the power of eminent domain, including a voluntary sale to such authority either under threat of condemnation or while such action or proceeding is pending.

                (2) "Vesting Date": The event and date of vesting of title to the fee of the premises or any part thereof in the competent authority pursuant to condemnation.

             B. If all of the premises shall be taken in condemnation, this lease shall terminate at the Vesting Date and the minimum rent and additional rent under this lease shall be apportioned to the date of such termination.

        C. If less than all of the premises shall be taken in condemnation, Landlord and Tenant mutually shall determine, within a reasonable time after the Vesting Date, whether the remaining buildings and improvements and building equipment (after necessary repairs and reconstruction to constitute them a complete architectural unit) can economically and feasibly be used by Tenant.

           If it is determined by mutual agreement or by arbitration that the remaining buildings and improvements and building equipment cannot economically and feasibly be used by Tenant, Landlord or Tenant at their election may terminate this lease on ten (10) days notice to the other party to such effect, given within thirty (30) days after such determination, and the minimum rent and additional rent under this lease shall be apportioned to the date of termination.

        D. If this lease shall terminate pursuant to the provisions of subparagraphs B and C, the entire condemnation award shall be apportioned and paid in the following order of priority:

           (1) Landlord first shall be entitled to its expenses and costs (including reasonable counsel fees) in connection with the condemnation.

           (2) Landlord shall then be entitled to the sum of the following:

               (a) $325,000.00; plus

               (b) An amount equal to the principal reduction of all obligations (existing at the commencement date)
secured by encumbrances, liens, and/or security interests affecting both the real and personal property prospectively from the commencement date of the term of this lease to the date of taking; plus

          (c) Amounts sufficient to pay the demands of the holder(s) of said secured obligations (which shall be paid to the persons or firms entitled thereto).

          (d) The items under D(2) (a), (b) and (c) above shall be increased 1) by any sums expended by Landlord from its own funds for the benefit of Tenant and/or the premises/personal property for which it has not otherwise been reimbursed; and/or 2) any new obligation(s) secured by the premises and/or personal property to the extent that the proceeds of same were used to either satisfy any prior secured obligation(s) affecting the premises or personal property and/or for the benefit of Tenant and/or the premises/personal property.

     (3) Tenant shall next be entitled to an amount equal to the then value of its leasehold estate under this lease, plus the costs of any leasehold improvements paid for by Tenant as depreciated from the date of completion to the date of taking and its expenses and costs (including reasonable counsel fees) in connection with the condemnation.

     (4) The balance of the award shall be paid to Landlord. Any controversy or claim arising out of, or relating to, this subparagraph shall be settled by arbitration in accordance with the then prevailing rules of the American Arbitration Association.

          E. If, in the case of a partial taking, this lease shall not terminate, as provided in subparagraph C, it shall continue in full force and effect as to the portion of the premises not taken and Landlord, at Landlord's expense, shall commence and proceed with reasonable promptness and diligence to repair or reconstruct the remaining buildings and improvements and building equipment to a complete architectural unit; and the entire condemnation award shall be to Landlord.

          F. If this lease shall not terminate, as provided in subparagraph C, the annual minimum rent thereafter required to be paid hereunder shall be reduced by an amount which will reasonably reflect the results of such taking on Tenant's operations. Any controversy arising out of, or relating to, this paragraph shall be settled by arbitration in accordance with the then prevailing rules of the American Arbitration Association.

          G. Each party waives the provisions of Code of Civil Procedure S1265.130 allowing either party to petition the superior court to terminate this lease in the event of a partial taking of the premises, and waives such other provisions of law as may be in conflict herewith.


     15.  Assignment and Subletting:
          -------------------------

          A. Tenant shall not voluntarily assign or encumber its interest in this lease or in the premises or personal property, or sublease all or any part of the premises or personal property, or allow any other person or entity (except Tenant's agents, invitees and patients) to occupy or use all or any part of the premises or personal property, without first obtaining Landlord's consent. Any assignment, encumbrance, or sublease without Landlord's consent shall be voidable and, at Landlord's election, shall constitute a default. No consent to any assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this paragraph. Landlord agrees not to unreasonably withhold its consent. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law, of partner or partners owning 51% or more of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment. If Tenant consists of more than one person, a purported assignment, voluntary, involuntary, or by operation of law, from a majority of persons to the others shall be deemed a voluntary assignment. If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, or (except by the voluntary act of Landlord) the sale or other transfer of a controlling percentage of the capital stock of Tenant, or the sale of 51% of the value of the assets of Tenant, shall be deemed a voluntary assignment. The phrase "controlling percentage" means the ownership of, and the right to vote, stock possessing at least 51% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding, and entitled to vote for the election of directors.

          B. No interest of Tenant in this lease shall be assignable by operation of law (including, without limitation, the transfer of this lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment:

               (1) If tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt;

               (2) If a writ of attachment or execution is levied on this lease;

               (3) If, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the premises.

          C. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this lease, in which case this lease shall not be treated as an asset of Tenant. If a writ of attachment or execution is levied on this lease, Tenant shall have ten (10) days in which to cause the attachment or execution to be removed. If any involuntary proceeding in bankruptcy is brought against Tenant, or if a receiver is appointed, Tenant shall have sixty (60) days in which to have the involuntary proceeding dismissed or the receiver removed.

          D. Tenant immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this lease, all rent from any subletting of all or a part of the premises as permitted by this lease, and Landlord, as assignee and as attorney-in-fact for Tenant, or a receiver for tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this lease; except that, until the occurrence of an act of default by Tenant, Tenant shall have the right to collect such rent.

     16.  Defaults, Remedies:
          ------------------

          A. The occurrence of any one or more of the following events shall constitute a default and breach of this lease by Tenant:

               (1) Failure to pay rent when due, if the failure continues for five (5) days after notice has been given to Tenant;

               (2) Abandonment of the premises (failure to occupy and operate the premises for twelve (12) hours shall be deemed an abandonment);

               (3) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this lease to be observed or performed by Tenant, other than described in paragraph (1) above, where such failure shall continue for a period of thirty (30) days after receipt of written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion;

               (4) The filing of execution or occurrence of:

                   (a) a petition in bankruptcy by or against the Tenant, unless cured or removed within sixty (60) days;

                   (b) a petition or answer by Tenant seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution or other relief of the same or different kind under any provision of the Bankruptcy Act;

               (c) adjudication of Tenant as a bankrupt or insolvent;

               (d) an assignment of all or substantially all of Tenant's assets for the benefit of creditors;

               (e) a petition or other proceeding, except by Landlord, its agents or affiliates, by or against Tenant, for, or the appointment of, a trustee, receiver, or liquidator of Tenant with respect to all or substantially all of its property; provided, however, that Tenant shall not be in default if Tenant cures or removes such a petition or proceeding within sixty (60) days;

               (f) a petition or other proceeding by or against Tenant for its dissolution or liquidation, or the taking of possession of the property of Tenant by any governmental authority in connection with dissolution or liquidation, provided, however, that Tenant shall not be in default if Tenant cures or removes such a petition or proceeding within sixty (60) days;

               (g) the taking by any person, except by Landlord or its agents or affiliates, of the leasehold created hereby or any part thereof upon execution, or other process of law or equity.

          (5) Notwithstanding any other provisions of this lease, the failure by Tenant to comply with any of the provisions of the lease, if such failure (in the reasonable and good faith judgment of Landlord) places in imminent jeopardy the continued licensing of the premises as a skilled nursing facility and/or its certification as either a MediCal or Medicare provider and if, within twenty-four (24) hours after written notice thereof from Landlord to Tenant, Tenant shall not have either 1) cured such failure, or 2) obtained an injunction or other order preventing revocation or suspension of licensing and/or decertification of the premises by virtue of such failure or alleged failure, or 3) provided Landlord with other reasonable assurances that the premises will not be subject to license suspension or revocation and/or decertification as a result of such failure or alleged failure.

             (6) Notices given under this paragraph 16 shall specify the alleged default and the applicable lease provisions, and shall demand that Tenant perform the provisions of this lease or pay the rent that is in arrears, as the case may be, within the applicable period of time, or quit the premises. No such notice shall be deemed a forfeiture or a termination of this lease unless Landlord so elects in the notice.

          B. Landlord shall have the following remedies without further notice to Tenant if Tenant commits a default. These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law:

             (1) Landlord can continue this lease in full force and effect, and the lease will continue in effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect rent when due. During the period Tenant is in default, Landlord can enter the premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the premises, including, without limitation, brokers' commissions, expenses of remodeling the premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this lease. Tenant shall pay to Landlord the rent due under this lease on the dates the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this paragraph shall terminate this lease unless Landlord notifies Tenant that Landlord elects to terminate this lease.

             (2) Landlord can terminate Tenant's right to possession of the premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this lease. Acts of maintenance, efforts to relet the premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to recover from Tenant:

               (a) The worth, at the time of the award of the unpaid rent that had been earned at the time of termination of this lease;

               (b) The worth, at the time of the award of the amount by which the unpaid rent that would have been earned after the date of termination of this lease until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided;

            (c) The worth, at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and

            (d) Any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default.

        "The worth, at the time of the award," as used in (a) and (b) of this subparagraph B(2) is to be computed by allowing interest at the rate of 10% per annum. "The worth, at the time of the award," as referred to in (c) of this subparagraph B(2) is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%.

        (3) If Tenant is in default of this lease Landlord shall have the right to have a receiver appointed to collect rent and conduct Tenant's business. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate this lease.

        (4) Landlord, at any time after Tenant commits a default, can cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if repaid at a later date, shall bear interest at the rate of 10% per annum from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be additional rent.

        17.  Signs:  Tenant at its cost shall have the right to place,
             -----
construct, and maintain on the premises one or more signs advertising its business at the premises. Any sign that Tenant has the right to place, construct, and maintain shall comply with all laws, and Tenant shall obtain any approval required by such laws. Landlord makes no representation with respect to Tenant's ability to obtain such approval.

        18.  Right of Entry:
             --------------

             A. Landlord and its authorized representatives shall have the right to enter the premises at all reasonable times for any of the following purposes:

             (1) To determine whether the premises are in good condition and whether Tenant is complying with its obligations under this lease;

             (2) To do any necessary maintenance and to make any restoration to the premises that Landlord has the right or obligation to perform; nothing herein contained shall constitute an obligation on the part of Landlord to maintain or restore the premises or any part thereof;

             (3) To serve, post, or keep posted any notices required or allowed under the provisions of this lease;

             (4) To post "for sale" signs at any time during the term, and to post "for rent" or "for lease" signs during the last six (6) months of the term, or during any period while Tenant is in default;

             (5) To show the premises to prospective brokers, agents, buyers, tenants, or persons interested in an exchange, at any time during the term; and

             (6) To shore the foundations, footings, and walls of the building and other improvements that are a part of the premises and to erect scaffolding and protective barricades around and about the premises, but not so as to prevent entry to the premises, and to do any other act or thing necessary for the safety or preservation of the premises if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street. Landlord's right under this provision extends to the owner of the adjacent property on which excavation or construction is to take place and the adjacent property owner's authorized representatives, and nothing herein contained shall constitute an obligation on the part of Landlord to maintain or restore the premises or any part thereof.

        B. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of Landlord's entry on the premises as provided in this paragraph, except damage resulting from the negligent or intentional acts or omissions of Landlord or its authorized representatives.

        C. Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights reserved in this paragraph. Landlord shall conduct its activities on the premises as allowed in this paragraph in a manner that will cause the least possible inconvenience, annoyance, or disturbance to Tenant.

   19.  Subordination; Estoppel:
        -----------------------

        A. This lease is and shall be prior to any encumbrance recorded after the date of this lease, and any encumbrance now of record (but only if such priority is approved in writing by the holder of such present encumbrance), affecting the premises. If, however, a lender requires that this lease be subordinate to any such encumbrance, this lease shall be subordinate to that encumbrance, if Landlord first obtains from the lender a written agreement that provides substantially the following:

        "As long as Tenant performs its obligations under this lease, no forclosure of, deed given in lieu of foreclosure of, or sale under, the encumbrance, and no steps of procedures taken under the encumbrance, shall affect Tenant's rights under this lease."

        B. Prior to the expiration of the time within which the option to purchase may be exercised, (1) the premises and personal property shall not be encumbered for an amount in excess of the option price provided in paragraph 31; and (2) the total sum of monthly payments required to service all obligations secured by the premises and personal property shall not exceed the monthly installment of rent under this lease as the same may exist from time to time during such period.

        C. Tenant shall attorn to any purchaser at any foreclosure sale, or to any grantee or transferee designated in any deed given in lieu of foreclosure. Tenant shall execute upon demand any and all documents required by lender to accomplish the purposes of this paragraph.

        D. Each party, within ten (10) days after notice from the other party, shall execute and deliver to the other party, in recordable form, a certificate stating that this lease is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. The certificate also shall state the amount of monthly rent then applicable, the dates to which the rent has been paid in advance, and the amount of any security deposit or prepaid rent. Failure to deliver the certificate within the ten (10) days shall be conclusive upon the party failing to deliver the certificate for the benefit of the party requesting the certificate and any successor to the party requesting the certificate, that this lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If a party fails to deliver the certificate within the ten (10) days, the party failing to deliver the certificate irrevocably constitutes and appoints the other party as its special attorney-in-fact to execute and deliver the certificate to any third party.

    20. Notices:  Any notice, demand, request, consent, approval, or
        -------
communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, first-class mail. Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party shall be addressed to the other party at the address appearing on the signature page of this lease. Either party may change its address by notifying the other party of the change of address. Notice shall be deemed communicated within twenty-four (24) hours from the time of mailing if mailed as provided in this paragraph. Copies addressed to Landlord shall also be sent to ROBERT M. BLAKEY, 5202 East Second Street, Long Beach, California 90803. Copies addressed to Tenant shall also be sent to ROBERT STANLEY, 1840 Park Newport, Newport Beach, California 92660; CECIL MAYS, 3355 Via Lido, Newport Beach, California 92660; and RAYMOND MARKS, c/o Elmcrest Convalescent Hospital, 10521 Bodger, El Monte, California 91733.

         Landlord agrees to send to the guarantor(s) of this lease copies of all notices which it may give to the Tenant.

    21. Waiver:
        ------

        A. No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver.

        B. The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular rent payment involved.

        C. No act or conduct of Landlord including, without limitation, the acceptance of the keys to the premises, shall constitute an acceptance of the surrender of the premises by Tenant before the expiration of the term. Only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the premises and accomplish a termination of the lease.

        D. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

        E. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the lease.

    22. Recordation; Quitclaim:  This lease shall not be recorded, except that
        ----------------------
if either party requests the other party to do so, the parties shall execute a memorandum of lease in recordable form. Tenant shall execute and deliver to Landlord on the expiration or termination of this lease, immediately on Landlord's request, a quitclaim deed to the premises in recordable form designating Landlord as transferee.

    23. Sale or Transfer of Premises:
        ----------------------------

        A. If Landlord sells or transfers the premises, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this lease. If any security deposit or prepaid rent has been paid by Tenant, Landlord can transfer the security deposit or prepaid rent to Landlord's successor and on such transfer Landlord shall be discharged from any further liability in reference to the security deposit or prepaid rent.

        B. If Landlord determines to sell all or any part of the premises or personal property, Landlord shall notify Tenant of the terms on which Landlord will be willing to sell. If Tenant, within fifteen (15) days after receipt of Landlord's notice, indicates in writing its agreement to purchase that being offered for sale by Landlord on the terms stated in Landlord's notice, Landlord shall sell and convey same to Tenant on the terms stated in the notice. If Tenant does not indicate its agreement within fifteen (15) days, Landlord thereafter shall have the right to sell and convey said property to a third party on the same terms stated in the notice. If Landlord does not sell and convey said property within ninety (90) days, any further transaction shall be deemed a new determination by Landlord to sell and convey same and the provisions of this paragraph shall be applicable.

            It is expressly recognized that Landlord proposes to convey the premises and personal property to JAY-GAR ASSOCIATES, a limited partnership, promptly following the commencement date; and such conveyance is expressly excepted from the provisions of this subparagraph B.

        C. If Tenant purchases all of the premises and personal property, this lease shall terminate on the date title vests in Tenant, and Landlord shall remit to Tenant all prepaid and unearned rent and remaining lease deposit. If Tenant purchases a part of the premises and/or personal property, this lease as to the part purchased shall terminate on the date title vests in Tenant, and the minimum monthly rent shall be reduced in the same ratio that the value of the premises and personal property before the purchase bears to the value of the premises and personal property covered by the lease immediately after the purchase.

    24. Attorneys' Fees:
        ---------------

        A. If either party becomes a party to any litigation concerning this lease, the premises, the building or other improvements in which the premises are located, and/or the personal property, by reason of any act or omission of the other party or its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys' fees and court costs incurred by it in the litigation.

        B. If either party commences an action against the other party arising out of or in connection with this lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and court costs of suit.


    25. Financial Statements:  During the term of this lease, Tenant shall
        --------------------
provide Landlord a copy of a true and complete financial statement reflecting Tenant's operations at the premises for each month for which Landlord requests such statements from Tenant.

    26. Licensing:  Except as may be otherwise permitted hereunder, Tenant shall
        ---------
maintain at all times during the term hereof and any extensions or holdover period all governmental licenses, permits and authorizations necessary for the establishment and operation of a ninety-six (96) bed skilled nursing facility in the city of El Monte, county of Los Angeles, State of California, qualified under laws as they may from time to time exist including qualification as a provider under Medi-Cal and Medicare legislation. Tenant shall not, without the prior consent of Landlord, effect any change in the license category or license status of the premises or any part thereof; and Landlord agrees not to unreasonably withhold its consent.

        The parties recognize that the premises contain two six-bed wards which have been permitted, in the past, by waiver from the Department of Health. No representation is made by Landlord as to Tenant's ability to continue to obtain such waiver. If through no fault of Tenant, the appropriate governmental authority reduces the number of licensed beds to less that ninety-six (96), Tenant shall be permitted to maintain the lesser number of beds, but such reduction shall not change or modify the rental provided in this lease nor any other obligations of Tenant hereunder.

    27. Surrender of Premises; Holding Over:
        -----------------------------------

        A. On expiration or ten (10) days after termination of the term, Tenant shall surrender to Landlord the personal property and the premises, and all Tenant's improvements and alterations thereto, in good condition (except for ordinary wear and tear occurring after the last necessary maintenance made by Tenant and destruction to the premises covered by paragraph 13, except for alterations that Tenant has the right to remove or is obligated to remove under the provisions of paragraph 9.

        B. If Tenant fails to surrender the premises and/or personal property to Landlord on expiration or ten (10) days after termination of the term as required by this paragraph, Tenant shall hold Landlord harmless from all damages resulting from Tenant's failure to surrender the premises and/or personal property, including, without limitation, claims made by a succeeding tenant resulting from Tenant's failure to surrender the premises and/or personal property.

        C. If Tenant, with Landlord's consent, remains in possession of the premises and/or personal property after expiration or termination of the term, or after the date in any notice given by Landlord to Tenant terminating this lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on thirty (30) days' notice given at any time by either party. All provisions of this lease except those pertaining to term shall apply to the month-to-month tenancy.

    28. Options to Renew:  Provided Tenant is not then in default hereunder,
        ----------------
Tenant is hereby granted an option to renew this lease for an additional period of five (5) years on expiration of the term of this lease under the same terms, conditions and covenants (so far as applicable) as herein contained, including rental adjustment as provided in paragraph 4. The option shall be exercised by written notice, setting forth Tenant's election to exercise the option, delivered to Landlord not less than one hundred eighty (180) days prior to the expiration of the term hereof. And, provided that Tenant is not then in default hereunder, Tenant is hereby granted an additional option to renew this lease for an additional period of five (5) years on expiration of the preceding option period under the same terms, conditions and covenants (so far as applicable) as herein contained, including rental adjustment as provided in paragraph 4, to be exercised by written notice thereof delivered to Landlord not less than one hundred eighty (180) days prior to the expiration of the first option period of five (5) years. The second option to renew is conditioned upon the exercise of the first option to renew; and should Tenant fail to exercise the first option hereunder, the second option to renew shall thereupon terminate and be of no further force or effect.

    29. Personal Guaranty:  The obligations of Tenant are being personally
        -----------------
guaranteed by CECIL MAYS, ROBERT STANLEY, and RAYMOND MARKS, pursuant to written guaranty attached to this lease.

    30. Condition of Lease:  This lease is expressly conditioned upon, and will
        ------------------
become effective and operative only upon, the occurrence of the following:

        A. Tenant obtaining a health facilities license for the premises from the California Department of Health on or before January 31, 1978; and

        B. The transfer of all of the issued and outstanding capital stock of Landlord from WYNDON CORPORATION, a California corporation to JACK J. JACOBS and GARY KADING, or their nominee, on or before said date.

        If both conditions have not occurred by January 31, 1978, then this lease shall be void and of no further effect, without liability on the part of either party to the other.

    31. Option to Purchase:
        ------------------

        A. Landlord hereby grants to Tenant the option to purchase the premises and the personal property from Landlord for a one (1) year period between January 1, 1988 and December 31, 1988. Such option may be exercised by Tenant giving written notice of such exercise to Landlord not later than sixty
(60) days prior to the expiration of the option period. The sale and purchase of the premises and personal property shall occur not later than sixty (60) days after the date of such notice. The premises may not be purchased separately from the personal property nor the personal property separately from the premises. Any exercise of an option by Tenant shall be deemed to be an exercise of the option to purchase both the premises and the personal property. Tenant's right to exercise the option hereunder is conditioned upon Tenant not being in default at the time of exercise of option.

        B. The combined purchase price for the premises and personal property shall be the sum of the following: $850,000.00 (the "minimum option price"), plus one-half (1/2) the "Percentage Increase of Index" (as that term in hereinafter defined) times the minimum option price. The term "Index" shall mean the index described in subparagraph D (l) (a) of paragraph 4: and "Percentage Increase of Index", as used in this paragraph, shall mean the percentage of increase in the Index on the date that the option is exercised equal to a fraction, the numerator of which shall be the Index on such exercise date less the Index on the commencement date of this lease, and the denominator of which shall be the Index on the commencement date of this lease. In no event shall the purchase price be less than $850,000.00. Should Tenant fail to exercise this option within the time and in the manner herein provided, this option shall terminate upon expiration of the option period and Tenant shall have no further rights of any kind or nature whatsoever in this option or in the premises and personal property except pursuant to the provisions of this lease excluding this paragraph.

        C. Within five (5) days after the notice of exercise of option, an escrow shall be opened at an escrow company mutually satisfactory to the parties. Upon opening escrow, Tenant shall deposit in cash therein the sum of $10,000.00 and shall deposit the balance of the down payment in cash therein at least two (2) days before the date set for closing. The then existing balance of the security deposit being held by Landlord shall be credited to Tenant's account in reduction of cash through escrow required of Tenant so that the balance of the down payment (but not the initial $10,000.00) shall be reduced by the then balance of the security deposit.

            The down payment shall be twenty-five percent (25%) of the purchase price and shall be paid in cash as provided above. The balance of the purchase price shall be paid in such manner as to allow Landlord to take advantage of the installment sale provisions of the Internal Revenue Code. The balance of the purchase price, that is, the total purchase price less the down payment shall be paid by assumption by Tenant of the then existing encumbrances affecting the premises and/or personal property and the remaining balance shall be represented by a purchase money note secured by deed of trust on the premises in favor of Landlord, and a security interest in the personal property, the purchase money note bearing interest at one and one-half percent (1 1/2%) over the then prime interest rate being charged by Bank of America, N.T. & S.A., Los Angeles, California (but not higher than the maximum rate then permitted by law, if any), which note shall be payable in equal monthly installments of principal and interest amortized over a twenty (20) year period, but with all sums due and payable at the end of fifteen (15) years from close of escrow. All costs of assumption of existing encumbrances shall be paid by tenant. Tenant shall not have the right to pay more than twenty-nine percent (29%) of the total purchase price during the calendar year in which escrow closes, but shall pay accrued interest only on the purchase money note monthly during the year in which escrow closes, if Landlord requests. The purchase money note shall contain a "Due on Sale" provision in the event of a transfer or conveyance by Tenant of any interest in the premises.

        D. The above provisions contemplate that the holder(s) of the then existing encumbrance(s) will consent, at the time of exercise of option, to the assumption of the loan(s) by the Tenant, if such consent is required. Should the consent be deemed by Landlord to be required and should the holder of any such encumbrance not consent, this lease shall continue in full force and effect except that Tenant's right to purchase the premises and personal property shall be expressly conditioned upon Tenant agreeing to ????? ??? all changes in the terms of the obligations being assumed as may be required by the holder(s) thereof as a condition of consenting to such assumption, the Tenant paying all costs of assumption and Tenant assuming the then existing encumbrance(s) under such new terms and conditions; or, in the alternative, Tenant refinancing the premises at its own expense but subject to the limitations and provisions contained in this paragraph 31.

     E. Interest on the purchase money note shall be endorsed to close of escrow. Because of "net" nature of this lease, it will not be necessary to prorate taxes, insurance, and other items which are being paid by Tenant pursuant to other provisions of this lease. Rental shall be prorated to close of escrow.

     F. Landlord shall deliver to Tenant an executed grant deed in recordable form conveying the premises. Title to the premises and personal property shall be conveyed by Landlord to Tenant subject to all items of record including then existing encumbrances, and the new purchase money encumbrance.

     G. At close of escrow, escrow holder must be prepared to have issued by a title insurance company authorized to do business in California a joint protection CLTA standard coverage policy of title insurance in the amount of that portion of the purchase price allocated to the premises insuring Landlord's encumbrance on the premises and insuring title to the premises vested in Tenant subject only to the matters set forth in subparagraph F above. The cost of the title policy referred to above shall be paid one-half by each party, and charges of escrow and all other closing costs shall be paid in accordance with the custom of escrow practice in Los Angeles County.

               H. If the building or other improvements that are part of the premises are totally or partially destroyed between the date Tenant exercises the option to purchase and the date set for close of escrow, Tenant shall restore the premises pursuant to paragraph 13. Destruction shall not affect this option, the date set for the close of escrow, or the purchase price of the premises unless this lease terminates as a result of the destruction pursuant to paragraph 13.
          If the lease terminates, this option shall also terminate unless Tenant otherwise agrees in writing to complete the purchase.

               I. Tenant shall not assign its interest, or any portion of its interest, in the option granted by this paragraph without Landlord's written consent.

               J. On close of escrow, this lease shall terminate and the parties shall be released from all liabilities and obligations under this lease.

               K. If Tenant fails to exercise the option in the manner herein provided, and within the time provided, Tenant shall, upon demand of Landlord, execute and deliver to Landlord a quitclaim deed or other document reasonably satisfactory to Landlord reflecting the fact that Tenant's option to purchase has expired and is no longer of any force or effect.

               32.  Miscellaneous:
                    -------------

                    A.   Time is of the essence of each provision of this lease.

                    B. If either party is a corporation, that party shall deliver to the other party on execution of this lease a certified copy of a resolution of its board of directors authorizing the execution of this lease and naming the officers that are authorized to execute this lease on behalf of the corporation.

                    C. This lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in paragraph 15.

                    D. Each party represents that it has not had dealings with any real estate broker, finder, or other person, with respect to this lease in any manner. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, finder, or other person, with whom the other party has or purportedly has dealt.

                    E. All exhibits referred to are attached to this lease and incorporated by reference.

                    F. All provisions, whether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions.

                    G. Except for the lease guaranty and other collateral documents executed concurrently herewith, this lease contains all the agreements of the parties and cannot be amended or modified except by a written agreement.

               33.  Definitions: As used in this lease; the following words and
                    -----------
          phrases shall have the following meanings:

               Alteration - any addition or change to, or modification of, the
               ----------
          premises made by Tenant including, without limitation, fixtures, but excluding Tenant's personal property.

               Authorized representative - any officer, agent, employee or
               -------------------------
          independent contractor retained or employed by either party, acting within authority given him by that party.

               Encumbrance - any deed of trust, mortgage, or other written
               -----------
          security device or agreement affecting the premises and/or personal property, and the note or other obligation secured by it, that constitutes security for the payment of a debt or performance of an obligation.

               Hold harmless - to defend and indemnify from all liability,
               -------------
          losses, penalties, damages as defined here, costs, expenses (including without limitation, attorneys' fees), causes of action, claims, or judgments arising out of or related to any damage, as defined here, to any person or property.

               Law - any judicial decision, statute, constitution, ordinance,
               ---
          resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other government agency or authority having jurisdiction over the parties or the premises, or both, in effect either at the time of execution of the lease or at any time during the term, including, without limitation, any regulation or order of a quasi-official entity or body.

               Lender - the beneficiary, mortgagee, secured party, or other
               ------
          holder of an encumbrance, as defined above.

               Rent - minimum monthly rent, additional rent, security deposit,
               ----
          real and personal property taxes and assessments, insurance, utilities and other similar charges payable by Tenant to Landlord or payable by Tenant to a third person and required by the provisions of this lease.

               Restoration - the reconstruction, rebuilding, rehabilitation,
               -----------
          and repairs that are necessary to return destroyed portions of the premises and other property to substantially the same physical condition as they were in immediately before the destruction.

               Successor - assignee, transferee, personal representative, heir,
               ---------
          or other person or entity succeeding lawfully, and pursuant to the provisions of this lease, to the rights or obligations of either party.

               Tenant's improvements - any addition to or modification of the
               ---------------------
          premises made by Tenant during the term including, without limitation, fixtures.

               34.  Captions: The captions of this lease shall have no effect on
                    --------
          its interpretation.

               35.  Singular and Plural: When required by the context of this
                    -------------------
          lease, the singular shall include plural.

               36.  Joint and Several Obligations: "Party" shall mean Landlord
                    -----------------------------
          or Tenant; and if more than one person or entity is Landlord or Tenant, the obligations imposed on that party shall be joint and several.

               37.  Severability: The unenforceability, invalidity, or
                    ------------
          illegality of any provision shall not render the other provisions unenforceable, invalid, or illegal.

               38.  Legal Impossibility: Should performance hereunder by Tenant
                    -------------------
          be rendered legally impossible at any time during the term hereof on account of governmental action not precipitated by or in any way resulting from acts or omissions of Tenant, Tenant shall be excused from further performance hereunder. However, laws or other governmental acts making performance hereunder unprofitable, more difficult, or more expensive shall not excuse performance by Tenant.


                                   CONVALESCENT HOSPITAL MANAGEMENT
                                   CORPORATION, a California corporation


                                   By /s/ W.B. Turner
                                      ------------------------------
                                                       President

                                   By /s/ Steven Roc
                                      ------------------------------


                                      c/o Robert M. Blakey
                                      5202 East Second St.
                                      Long Beach, Ca. 90803

                                           "Landlord"


                                   ELMCREST CONVALESCENT CENTER,
                                   INC., a California corporation


                                   By [SIGNATURE ILLEGIBLE]
                                      ------------------------------

                                   By ______________________________

                                      c/o Elmcrest Convalescent Hospital
                                      10521 Bodger
                                      El Monte, Ca. 91733

                                             "Tenant"

                                   EXHIBIT A


DESCRIPTION:  COUNTY OF LOS ANGELES, STATE OF CALIFORNIA.

PARCEL 1:

That portion of fractional Southwest quarter of the Southwest quarter of
Section 21, Township 1 South, Range 11 West, San Bernardino Meridian, in the city of El Monte, according to the official plat of said land filed in the District Land Office January 7, 1868, described as follows:

Beginning at the Northeasterly corner of Lot 13 of the William Slack Tract, as per map recorded in Book 16 Page 69 of Maps, in the office of the county recorder of said county; thence along the Northerly line of said Lot 13, South 85 degrees 59' 50" West 104.06 feet to the true point of beginning; thence North 0 22' East 18O.00 feet to the most Westerly Southwesterly corner of the land described in the deed to the medical center of El Monte, recorded on December 5, 1951 as Instrument No. 743 in Book 37774 Page 172, Official Records of said county; thence along the lines of said land, South 89 degrees 39' 35" East 60.00 feet; thence parallel with the Westerly line of the land shown as Parcel 1 on Licensed Surveyor's Map filed in Book 29 Page 38 of Record of Surveys of said county, South 0 degrees 22' 15" West to a point in the Northerly line, South 85 degrees 59' 50" West 60.00 feet, more or less, to the true point of beginning.

PARCEL 2:

That portion of fractional Southwest quarter of the Southwest quarter of
Section 21, Township 1 South, Range 11 West, San Bernardino Meridian, in the city of El Monte, according to the official plat of said land filed in the District Land office January 1, 1868, described as follows:

Beginning at a point in the Westerly line of Janta Anita Street, 80 feet wide, as described in proceedings for condemnation in case No. 256040, Superior Court of said county, distant thereon, South 5 degrees 48' 10" East 55.04 feet from the first angle point in said Westerly line Northerly from Garvey Avenue; thence along said Westerly line South 5 degrees 48' 10" East 128.48 feet to the beginning of a tangent curve concave northwesterly and having a radius of 15 feet; thence Southwesterly along said curve 23.94 feet; thence South 85 degrees 36' 20" West 27.50 feet to the beginning of a tangent curve concave Northerly having a radius of 470 feet; thence Westerly along said curve 139.29 feet; thence North 77 degrees 22' 50" West 9.10 feet to the beginning of a tangent curve concave Southerly having a radius of 530, feet; thence Westerly along said curve 54.62 feet; thence North 46 degrees 59' 50" East 4.58 feet; thence North 6 degrees degrees 02" 10" West 104.03 feet; thence North 85 degrees 29' 50" East
237.58 feet, more or less, to the point of beginning.

                        Elmcrest Convalescent Hospital



Exhibit A - Page 1 of 1

                                   EXHIBIT B

PAGE. 1                            INVENTORY


                                          Oct 26 1977
          Elmcrest Convalescent Hospital
          10521 Bodger St. Elmonte Calif.

          ADMINISTRATORS OFFICE
          1- Desk
          1- Chair Large (Uphol)
          2- Chairs Small
          1  Coffee Table (Wood.)
          1  Metal Cabinet Large (2 Doors)
          1  Metal Bookshelf Small
          1  File Cabinet Portable.

          BOOKEEPERS OFFICE

          1- Desk
          1- Chair
          2- File Cabinets (4 Draws Each)
          3- File Cabinets 2 Draw's (Each)
          1- Table Oak
          1- Copy Machine
          1- Adding Machine (Singer)
          1- Typewriter (Smith Corona)
          2- Tables (Portable)

PAGE 2                              LOBBY

          1 - Desk
          1 - Desk Chair
          1 - Typewriter (IBM)
          1 - File Cabinet 2 Draw Metal
          3 - Chairs
          1 - Table Coffee (Wood)
          1 - Table Round (Marble)
          1 - Bench Padded
          1 - Lamp
          3 - Pictures
          2 - Stand Type Ashtrays

                               FRONT DINING ROOM

          6 - Tables (Round)
         14 - Chairs (Dining Straight Back)
          4 - Chairs (Metal Padded)
          1 - Chair Arm
          1 - Tv Color Table Model Zenith
          1 - Display Case Glass 9ft.
          1 - Piano
          1 - Desk Small Wood

                           SMALL NURSES LOUNGE

     1.  AM FM Radio Tape Player (Petrasonic)
     1.  AMP 3M Co. With (2 Microphones)
     1.  Elect Timer (For Music Regulation)
     1.  Lockers For NRS (58 Seperate Drawers)
     1.  Couch
     1.  Chair
     1.  Coffee Table

PAGE 3                 BEAUTY SHOP

     1   Hair Dryer Portable
     1   Hair Dryer (Chair Type)
     1   Tilt Chair
     1   Scale Small Continental
     1   Mirror Large
     1   Clock Large (wall)

                     TIME CLOCK ROOM

     1   Time Clock - Cinncinatti
     1   Refrigerator Admiral Small

                         MED ROOM

     1   Small Refrigerator (For Medicine)
     1   Fan
     2   Medicine Carts (3 shelves) wheels
     1   Stool Metal
     1   Steel Box (Emergency Drugs)
     2   Extension Cords 50ft. (For Emerg)
     1   Metal Box (For Disaster)

PAGE 4                        CENTRAL SUPPLY ROOM


     1    SET SHELVES 5 SHELVES
     1    SCALE WITH RAMP WHEELCHAIRS (HEALTHOMETER)
     1    AUTO CLAVE STERILIZER PELTON & CRANE
          MODEL M-C
     1    HEAT LAMP
     1    MEDICINE CART
     5    SETS CRUTCHES
     1    SMALL PORT CART

                                  BACK LOUNGE

     3    TABLES METAL
     10   CHAIRS

                               ACTIVITIES OFFICE

     2    CHAIRS METAL
     1    DESK
     1    STEEL CABINET 2 DOORS
     1    ADDING MACHINE UNDERWOOD
     1    TYPEWRITER SMITH CORONA
     1    SET SHELVES 5
     1    SMALL TABLE

                               DOCTORS EXAM ROOM

     1    EXAMINATION TABLE
     1    SMALL TABLE
     1    SMALL CHEST
     2    CHAIRS

PAGE 5                           REAR TUB ROOM

     1    GURNEY LARGE WHEELS
     1    LIFT FOR PATIENTS TO TUB
     1    STEP STOOL

                            DIRECTOR NURSES OFFICE

     1    DESK
     2    CHAIRS OFFICE TYPE
     1    SCALE SMALL STEP TYPE

                                NURSES STATION

     5    CHAIRS METAL SWIVEL TYPE
     1    DESK
     2    PORTABLE CHART HOLDERS

                           MED RECORDS ROOM (CLOSET)

     1    FILE CABINET 4 DRAWERS

                                  LINEN ROOM

     1    LARGE HAMPER (WHEELS)
     4    LINEN CARTS METAL (WHEELS)

PAGE 6                            DINING ROOM

     1    DINING TABLE
     6    DINING CHAIRS HIGH BACK STRAIGHT
     6    REGULAR METAL CHAIRS
     1    WALL CLOCK
     1    SMALL CABINET

                                    KITCHEN

     1    STEAM TABLE
     1    STOVE 2 OVENS
     2    FREEZERS UPRIGHT 1-2 DOOR 1-3 DOOR
     1    ICE MACHINE SCOTSMAN
     1    BLENDER LARGE WARING
     1    BLENDER SMALL HAMILTON BEACH
     3    TOASTERS 2- MARY PROCTOR 1 ASTRA
     1    PORTABLE COFFEE VRN
     1    LARGE MIXER HOBART
     1    STEEL TABLE FOOD PREPERATION
     1    EVAPORATOR COOLER WINDOW TYPE
     7    LARGE CARTS (TRAYS)
     4    SMALL CARTS (FOODS)

                               DISHWASHING ROOM

     1    AUTOMATIC DISHWASHER (GENERAL ELECTRIC)
     1    REFRIGERATOR 2 DOOR ADMIRAL
     1    FREEZER SHAFFER

PAGE 7                           LAUNDRY ROOM

     2    WASHING MACHINES (GENERAL ELECT)
     1    DRYER (CISSELL)
     1    LARGE SORTING TABLE WOOD

                                   MOP ROOM

     5    BUCKETS
     8    MOPS
     1    50 FT HOSE

                               DIRTY LINEN ROOM

     9    PLASTIC CANS W LIDS
     9    HOLDERS RACKS W WHEELS
     1    WASHING MACHINE FOR PARTS

                               MAINTENANCE SHOP
                           HOUSEKEEPING SUPPLY ROOM

     1    TOOLS
     3    SETS SHELVES
     3    LADDERS
     1    SET METAL DRAWERS 21 DRAWERS
     1    LARGE VACUME VESTAL
     1    SMALL VACUME CLEANOMATIC
     1    SHAMPOO MACHINE - VESTAL
     1    BUFFER - ADVANCE 17 INCH
     1    WATER VACUME LARGE ON WHEELS (JIRO)
     2    DOLLYS (CARTS)
     1    COFFEE TABLE
     1    BENCH (WOOD)
     1    STOOL

                      CONSENT TO ASSIGNMENT AND AGREEMENT

        This Consent to Assignment and Agreement (this "Agreement") is executed and effective as of this 30th day of July, 1997, by and among Jay-Gar Associates, a California limited partnership ("Landlord") and Elmcrest Convalescent Hospital, Inc., a California corporation formerly known as Wilshire Care Center, Inc. and doing business as Elmcrest Convalescent Hospital and Montebello Convalescent Hospital ("Tenant").

                                   RECITALS:
                                   --------

        WHEREAS, Landlord is the current lessor under that certain Lease Agreement dated November 15, 1977 (as amended as of the date hereof, the "Lease") between Lessor's predecessor in interest, Convalescent Hospital Management Corporation, and Tenant covering and affecting that certain skilled nursing facility located at 311 Santa Anita Avenue, El Monte, California (the "Leased Premises");

        WHEREAS, Robert and Sheila Snukal (collectively the "Snukals") own one hundred percent (100%) of the capital stock representing one hundred percent (100%) of the voting power of Tenant;

        WHEREAS, Tenant, the Snukals, Heritage Fund II Investment Corporation ("Heritage") and certain other companies owned by the Snukals have entered into a Stock Purchase and Contribution Agreement dated July 24, 1997 pertaining to the reorganization of Tenant and the other companies owned by the Snukals (the "Stock Purchase Agreement");

        WHEREAS, pursuant to the Stock Purchase Agreement, effective upon the consummation of the transactions contemplated therein, possession of one hundred percent (100%) of the total combined voting power of all classes of Lessee's capital stock issued, outstanding and entitled to vote for the election of directors will be transferred to Fountain View Holdings, Inc., a Delaware corporation ("Holdings"), which will be a wholly-owned subsidiary of Fountain View, Inc., a Delaware corporation ("Fountain View");

        WHEREAS, further pursuant to the Stock Purchase Agreement Guarantor, Holdings, Tenant and other related entities will enter into a credit arrangement pursuant to which Tenant shall guarantee the indebtedness of affiliates of Guarantor, Holdings and Tenant and pledge its property as collateral for such Indebtedness;

        WHEREAS, pursuant to the Stock Purchase Agreement, the Snukals, Heritage and others shall enter into a Stockholders Agreement (the "Stockholders Agreement") pursuant to which, inter alla, the rights pertaining to the make up
                               ----- ----
of the board of directors of Fountain View and the election of Fountain View directors shall be determined;

        WHEREAS, under Section 15 of the Lease, either (i) a dissolution, merger, consolidation or other reorganization of Tenant or a transfer of a controlling percentage of the capital stock of Tenant or (ii) an assignment or encumbrance of the Leased Premises or Tenant's personal property constitutes a voluntary assignment by the Tenant (the "Voluntary Assignment") requiring the prior written consent of Landlord;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.   Consent to Transaction. Subject to the terms and conditions set
               ----------------------
forth herein, Landlord hereby consents to the Voluntary Assignment of the Lease and the Tenant's interest in the Leased Premises to be effected by the transactions contemplated by the Stock Purchase Agreement.

          2.   No Release. Notwithstanding the Voluntary Assignment of the Lease
               ----------
and the Leased Premises, Tenant is and shall remain fully liable to Landlord for each and all of the Tenant's obligations under the Lease.

          3.   Expenses. Tenant agrees to pay the expenses, including without
               --------
limitation attorneys' fees and expenses, incurred by Landlord in connection with Landlord's consent to the Voluntary Assignment of the Lease effected by the above described stock transactions, which expenses shall not exceed $3,500.

          4.   Conditions Precedent. The consent by Landlord to the Voluntary
               --------------------
Assignment is conditioned upon the occurrence of each of the following events and circumstances:

                    (a) as of the effective date of the Voluntary Assignment, Tenant is not in default under the Lease;

                    (b) Tenant shall have paid to Landlord the sum required to be paid by it pursuant to Section 3 above;

                    (c) Tenant shall have obtained from the appropriate federal and California health care regulatory agencies all consents, approvals, licenses and certifications, if any, required because of the change in control of Tenant that will occur as a result of the consummation of the above described stock transactions; and

                    (d) Fountain View shall execute and deliver to Landlord its written guaranty of the Tenant's obligations under the Lease in form and substance satisfactory to Landlord.

          5.   Acknowledgements by Landlord. Landlord hereby acknowledges as
               ----------------------------
follows:

     a)   A true and correct copy of the Lease is attached as Exhibit A hereto;
                                                              ---------

        b) As of the date hereof, to the knowledge of Landlord, there exists no default by Tenant under the Lease and Tenant is in full compliance with the terms thereof.

           6.   Binding Effect. This Agreement is binding on and shall operate
                --------------
to the benefit of Tenant and Landlord and their respective successors and assigns.

           7.   Ratification. The parties hereto hereby acknowledge, ratify and
                ------------
confirm that the Lease is, and shall remain, in full force and effect.

           8.  Applicable Law. This Agreement shall be governed by and construed
               --------------
in accordance with the laws and decisions of the State of California without regard to its rules pertaining to the conflict of laws.

           9.   Entire Agreement. This Agreement constitutes the entire
                ----------------
agreement between the parties regarding the subject matter hereof.

           10.  Counterparts. This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

                                        "LANDLORD"

                                        JAY-GAR ASSOCIATES.
                                        a California limited partnership

                                        By: /s/ Gary Kading
                                           -----------------------
                                           Gary Kading, General Partner


                                        "TENANT"

                                        ELMCREST CONVALESCENT HOSPITAL.
                                        a California corporation


                                        By: /s/ Robert Snukal
                                           -----------------------------

                                        Its: President
                                            ----------------------------

                                       3